UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2013

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Safety Insurance Group, Inc. (the “Company”) was held on May 24, 2013.  Set forth below, with respect to each matter, as applicable, are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes.

1.              Election of Director

Frederic H. Lindeberg was elected as a Class II director of the Company to serve a three-year term.  The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederic H. Lindeberg	8,643,536	2,771,058	2,585,247

In addition, the terms of the following directors continued after the Annual Meeting:  David F. Brussard, A. Richard Caputo, Jr., Peter J. Manning, and David K. McKown.

2.              Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,918,977	73,546	7,318	0

3.              Advisory Vote on Executive Compensation

The shareholders of the Company approved, on a non-binding advisory basis, the executive compensation as disclosed in the Company’s Proxy Statement dated April 23, 2013.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,302,312	94,903	17,379	2,585,247

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)
Date:	May 29, 2013

		By:	/s/ WILLIAM J. BEGLEY, JR.
William J. Begley, Jr.
V.P., Chief Financial Officer and Secretary